UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2010

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American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously disclosed, on August 17, 2010, American Apparel, Inc. (the “Company”) received a letter from the NYSE Amex LLC (the “Exchange”) stating that the Company’s timely filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 (the “Second Quarter 10-Q”) is a condition of the Company’s continued listing on the Exchange, as required by Sections 134 and 1101 of the Exchange’s Company Guide, and that the Company’s failure to timely file the Second Quarter 10-Q was a material violation of the Company’s listing agreement with the Exchange. The letter from the Exchange provided that the Company must submit to the Exchange by August 31, 2010 any supplemental information addressing how the Company plans to regain compliance with Sections 134 and 1101 of the Company Guide by no later than November 15, 2010.

On September 13, 2010, the Company received a letter from the Exchange stating that the Exchange completed its review of the Company’s updated compliance plan and granted the Company an extension until November 15, 2010 for the Company to file the Second Quarter 10-Q.

On October 29, 2010, the Company filed the Second Quarter 10-Q.  On November 9, 2010, the Company also filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

On November 10, 2010, the Company received a letter from the Exchange indicating that the Company has regained compliance for continued listing on the Exchange.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: November 11, 2010	By:	/s/ Glenn A. Weinman
Name: Glenn A. Weinman
Title: Senior Vice President, General Counsel and Secretary